Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	R. D. Leslie
Chief Financial Officer
(936) 637-5325

LUFKIN ANNOUNCES DOUG SMITH, CHAIRMAN AND CEO,
TO RETIRE IN MARCH 2008

Jay Glick, President, to Add Role of CEO Upon Smith’s Retirement

Lufkin, Texas (October 18, 2007) - The Board of Directors of Lufkin Industries, Inc. (NASDAQ: LUFK) today announced that Douglas V. Smith, Chief Executive Officer and Chairman of the Board of Directors, plans to retire effective March 1, 2008. Mr. Smith, age 65, who began his service with the Company in January 1993, will continue to serve as Chairman of the Board following his retirement. The Board of Directors has identified John F. “Jay” Glick, President of Lufkin, to succeed Mr. Smith as the Company’s Chief Executive Officer following Mr. Smith’s retirement. Mr. Glick, age 55, has been a senior officer of the Company since 1994, during which time he has also served as Vice President, General Manager of both the Oil Field and Power Transmission divisions.

Lufkin Industries, Inc. sells and services oil field pumping units, foundry castings, power transmission products and highway trailers throughout the world. The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

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